Exhibit 99.(h)(2)

FIRST AMENDMENT TO

SALES AGREEMENT

March 1, 2012

This First Amendment (the “Amendment”) is entered into as of the day and year first written above by and among Credit Suisse High Yield Bond Fund, a Delaware statutory trust (the “Fund”), Credit Suisse Asset Management, LLC, a Delaware limited liability company (the “Investment Adviser”), and JonesTrading Institutional Services LLC, a Delaware limited liability company (“Jones”), and hereby amends the Sales Agreement between the parties hereto dated December 8, 2011 (the “Agreement”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

1.                    Increase in the Number of Shares.  The Agreement is hereby amended to increase the number of Shares that may be issued and sold through Jones from time to time during the term of the Agreement, on the terms and subject to the conditions set forth therein, from 6,500,000 to 18,800,000; provided, however, that the number of Shares sold shall not exceed $50,000,000.00 for all Shares sold pursuant to the Fund’s filings with the Securities and Exchange Commission (the “SEC”) relating to the Fund’s registration statement on Form N-2 (File Nos. 333-176860 and 811-8777).

2.                    Ratification/Waiver.  The parties hereto hereby ratify and approve the Agreement, as amended hereby, and the parties acknowledge that all of the terms of the Agreement as amended hereby are in full force an effect, and that all other terms and provisions of the Agreement shall remain unchanged and in full force and effect.

3.                    Counterparts.  This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when each party hereto shall have received counterparts hereof signed by the other parties hereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first above written.

CREDIT SUISSE HIGH YIELD BOND FUND

By:	/s/Michael A. Pignataro
Name:	Michael A. Pignataro
Title:	CFO

CREDIT SUISSE ASSET MANAGEMENT, LLC

By:	/s/Karen Regan
Name:	Karen Regan
Title:	Secretary

JONESTRADING INSTITUTIONAL SERVICES LLC

By:	/s/Alan Hill
Name:	Alan Hill
Title:	Chief Financial Officer